Exhibit 99.2

// February 2022 Investor Presentation KAR AUCTION SERVICES, INC.

Forward-Looking Statements

Certain statements contained in this presentation include, and KAR may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "can," "of the opinion," "confident," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "continues," "predicts," "strategy," "outlook," "initiatives," "goals," "opportunities," and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include (i) KAR and Carvana may be unable to complete the proposed transaction in a timely manner or at all, which may materially and adversely affect KAR's business and the price of KAR's common stock, because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; (iv) risks related to disruption of management's attention from KAR's ongoing business operations; (v) the effect of the announcement or the pendency of the proposed transaction on KAR's relationships with its customers, operating results and business generally; (vi) the outcome of any legal proceedings to the extent initiated against KAR, Carvana or others related to the proposed transaction; (vii) the ability of KAR to execute on its strategy and achieve its goals and other expectations after the completion of the proposed transaction; and (viii) those other matters disclosed in KAR's Securities and Exchange Commission filings. KAR does not undertake any obligation to update any forward-looking statements.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). These are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company's results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

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3 KAR GLOBAL | INVESTOR PRESENTATION Today’s Speakers Peter Kelly CEO and Board Member, KAR Eric Loughmiller Executive Vice President and CFO, KAR • Executive Vice President and CFO since 2007 • Prior to KAR, served as Vice President and CFO of ThoughtWorks, Inc. from 2001 to 2006 • Served as Executive Vice President and CFO of May & Speh, Inc. until the company’s acquisition by Acxiom • Previously an audit partner with PricewaterhouseCoopers LLP • CEO of KAR since 2021 • Previously served as President of KAR since 2019 • Joined KAR in 2011 through the acquisition of OPENLANE, where he was co - founder, president and CEO

4 KAR GLOBAL | INVESTOR PRESENTATION - OUR VISION IS TO BUILD - The world’s greatest digital marketplaces for used vehicles KAR GLOBAL | INVESTOR PRESENTATION

5 KAR GLOBAL | INVESTOR PRESENTATION Overview of ADESA U.S. Physical Auction Business Sale Transaction 1. Cash Payment: $2.2bn for the sale of ADESA U.S. Physical Auction Business to Carvana • Cash Proceeds Net of Taxes and Fees: Expected taxes and fees of ~$550mm result in net cash proceeds of ~$1.65bn • Use of Proceeds: ~$950mm to repay Senior Notes and ~$700mm to repay Term Loan, substantially de - levering KAR’s balance sheet to ~0.2x net debt / FY21 adj. EBITDA 2. Commercial Service Agreement: KAR to provide its marketplace operations services to Carvana to operate digital auctions for 7 - year term 3. Timing / Closing: Expected to close in Q2 2022, subject to customary closing conditions, with 30 - day waiting period under HSR Act having expired on February 23, 2022

6 KAR GLOBAL | INVESTOR PRESENTATION Transaction Rationale Divestiture of higher fixed cost physical auction business Solidifies KAR’s position as a digital marketplace leader with a large and high - growth market opportunity Catalyzes the transition to a more asset - light and lower overhead operating model Repay existing debt to enhance financial flexibility and invest in growth Adds an important new customer to KAR’s digital platform

7 KAR GLOBAL | INVESTOR PRESENTATION KAR Global at a Glance North American Digital Marketplaces Leader in Commercial Off - Premise Digital Marketplace Leader in Dealer Off - Premise Digital Marketplace Leader in Canadian Wholesale Marketplace International Leading digital wholesale platform with operations throughout the U.K. and Europe AFC Leader in floorplan financing for independent used car dealers

8 KAR GLOBAL | INVESTOR PRESENTATION Analyst Day Targets September 21, 2021 KAR Post - Transaction Revenue Growth ~7% CAGR 2020 - 2025 Higher Gross Margin in 2025 >50% margin ex - purchased vehicles Higher Adj. EBITDA Margin in 2025 28 - 30% ex - purchased vehicles Higher Adj. EBITDA Growth ~15% CAGR 2020 - 2025 Higher Improved Financial Profile

9 KAR GLOBAL | INVESTOR PRESENTATION Estimated EBITDA Impact of the Transaction ~$100mm Reduction in KAR FY22 Adj. EBITDA (1) (1) Net impact on FY22 full year basis accounting for the positive adj. EBITDA impact of the Commercial Service Agreement and el imination of additional stranded costs

10 KAR GLOBAL | INVESTOR PRESENTATION NEXT STEPS Closing Focused on steps required to close the transaction Investor Communication To provide further detail closer to closing date Analyst Day Update Upcoming presentation to provide outlook for digital business

11 KAR GLOBAL | INVESTOR PRESENTATION What Does This Transaction Do For KAR? Accelerates digital marketplace vision Enhances financial profile Increases focus & ability to invest in most strategic, highest growth solutions Unlocks significant shareholder value Simplifies our business and enables us to lower our fixed cost structure

Q&A KAR AUCTION SERVICES, INC.